SUPPLEMENT DATED DECEMBER 29, 2005
                TO PROSPECTUS SUPPLEMENT DATED DECEMBER 27, 2005
                      TO PROSPECTUS DATED NOVEMBER 17, 2005

                                  $842,574,205
                                  (Approximate)
               Mortgage Pass-Through Certificates, Series 2005-9F
                         GSR MORTGAGE LOAN TRUST 2005-9F
                                     Issuer
                          GS MORTGAGE SECURITIES CORP.
                                    Depositor
                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator
                         U.S. BANK NATIONAL ASSOCIATION
                                     Trustee
                       COUNTRYWIDE HOME LOANS SERVICING LP
                                    Servicer

     Notwithstanding anything to the contrary in the accompanying Prospectus Supplement, the "GROUP 1(B) NAS PERCENTAGE" for any Distribution Date will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class 1A-14, Class 1A-15 and Class 1A-16 Certificates immediately prior to such date by (y) the aggregate Class Principal Balance of the Class 1A-8, Class 1A-9, Class 1A-10, Class 1A-12, Class 1A-13, Class 1A-14, Class 1A-15 and Class 1A-16 Certificates immediately prior to such date.

                                -----------------



     Capitalized terms used but not defined herein have the meanings assigned to them in the accompanying Prospectus Supplement.